Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

First Quarter 2025 Results

Wakefield, MA—April 29, 2025—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the first quarter ended March 31, 2025.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“We continue to prioritize two primary objectives: The first is to advance our leasing efforts to improve occupancy across the portfolio.  Despite the modest level of actual leasing during the first quarter of 2025, we are encouraged by the current level of prospective leasing activity in our active pipeline, which is more robust than we have seen during the past several years and includes some larger potential space requirements from tenants that are considering several of our properties. The second objective is to continue to pursue select property dispositions, should they make sense to sell relative to their respective short to intermediate term value creation potential. Accordingly, we are actively marketing several properties totaling approximately one million square feet for potential disposition.   Assuming that demand, pricing and liquidity allow us to transact on one or more of these potential dispositions, we intend to use the net proceeds primarily for the continued repayment of debt.  As of March 31, 2025, our total indebtedness was approximately $250 million, equivalent to approximately $52 per square foot on our remaining approximately 4.8 million square foot directly-owned property portfolio.”

Financial Highlights

●	GAAP net loss was $21.4 million, or $0.21 per basic and diluted share for the three months ended March 31, 2025.
●	Funds From Operations (FFO) was $2.7 million, or $0.03 per basic and diluted share, for the three months ended March 31, 2025.

Leasing Highlights

●	During the three months ended March 31, 2025, we leased approximately 60,000 square feet of space from renewals and expansions of existing tenants.
●	Our directly-owned real estate portfolio of 14 properties, totaling approximately 4.8 million square feet, was approximately 69.2% leased as of March 31, 2025, compared to approximately 70.3% leased as of December 31, 2024. The decrease in the leased percentage is primarily a result of lease expirations during the three months ended March 31, 2025.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the three months ended March 31, 2025, was $29.64, or 3.4% higher than average rents in the respective properties for the three months ended March 31, 2024. The average lease term on leases signed during the three months ended March 31, 2025, was 5.2 years compared to 6.3 years during the year ended December 31, 2024. Overall, the portfolio weighted average rent per occupied square foot was $31.21 as of March 31, 2025, compared to $31.77 as of December 31, 2024.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with upside leasing potential.

Investment Highlights

●	We continue to believe that the current price of our common stock does not accurately reflect the intrinsic value of our underlying real estate assets. We will continue to seek to increase shareholder value by pursuing the sale of select properties when we believe that short-to-intermediate term valuation potential has been reached.
●	Since December 2020, our property dispositions have resulted in aggregate gross proceeds of approximately $1.1 billion and reflect an average sales price per square foot of approximately $211.
●	Since December 2020, we have used net proceeds from property dispositions to reduce our total indebtedness by approximately 75%, from approximately $1.0 billion to approximately $250 million.

Dividends

●	On April 7, 2025, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended March 31, 2025, of $0.01 per share of common stock that will be paid on May 8, 2025, to stockholders of record on April 17, 2025.

Consolidation of Sponsored REIT

As of January 1, 2023, we consolidated the operations of our Monument Circle sponsored REIT into our financial statements.  Additional information about the consolidation of Monument Circle can be found in Note 1, “Organization, Properties, Basis of Presentation, Financial Instruments and Recent Accounting Standards”, Note 8, “Disposition of Properties and Assets Held for Sale” and Note 10, “Subsequent Events”, in the Notes to Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

Non-GAAP Financial Information

A reconciliation of Net loss to FFO, Adjusted Funds From Operations (AFFO) and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2025 Net Income (Loss), FFO and Disposition Guidance

At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income (Loss), FFO and property disposition guidance.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and consolidated properties as of March 31, 2025.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for April 30, 2025, at 11:00 a.m. (ET) to discuss the first quarter 2025 results. To access the call, please dial 888-440-4368 and use conference ID 5398803.  Internationally, the call may be accessed by dialing 646-960-0856 and using conference ID 5398803. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP is focused on long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to expectations for future potential leasing activity, expectations for future potential property dispositions, the payment of dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the long-term effects of the COVID-19 pandemic, wars, terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, impacts of changes in tariffs that the United States and other countries have announced or implemented, as well as any additional new tariffs, trade restrictions or export regulations that may be implemented or reversed in the future, inflation rates, interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated, such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated in Part II Item 1A of our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, which may be further updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2025	2024

Revenue:
Rental	$27,107	$31,225
Total revenue	27,107	31,225

Expenses:
Real estate operating expenses	10,095	11,019
Real estate taxes and insurance	5,369	5,936
Depreciation and amortization	10,824	11,625
General and administrative	3,484	4,159
Interest	5,691	6,846
Total expenses	35,463	39,585

Loss on extinguishment of debt	(2)	(137)
Loss on sale of properties and impairment of assets held for sale, net	(13,284)	(5)
Interest income	259	1,008
Loss before taxes	(21,383)	(7,494)
Tax expense	52	58
Net loss	$(21,435)	$(7,552)

Weighted average number of shares outstanding, basic and diluted	103,567	103,430

Loss per share, basic and diluted:
Net loss per share, basic and diluted	$(0.21)	$(0.07)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2025	2024
Assets:
Real estate assets:
Land	$98,882	$105,298
Buildings and improvements	1,083,971	1,096,265
Fixtures and equipment	11,289	11,053
	1,194,142	1,212,616
Less accumulated depreciation	383,815	377,708
Real estate assets, net	810,327	834,908
Acquired real estate leases, less accumulated amortization of $14,015 and $13,613, respectively	3,737	4,205
Asset held for sale	5,685	—
Cash, cash equivalents and restricted cash	31,559	42,683
Tenant rent receivables	1,462	1,283
Straight-line rent receivable	37,724	37,727
Prepaid expenses and other assets	3,429	3,114
Office computers and furniture, net of accumulated depreciation of $1,081 and $1,073, respectively	62	70
Deferred leasing commissions, net of accumulated amortization of $14,373 and $14,195, respectively	22,381	22,941
Total assets	$916,366	$946,931

Liabilities and Stockholders’ Equity:
Liabilities:
Term loans payable, less unamortized financing costs of $1,773 and $2,220, respectively	$124,861	$124,491
Series A & Series B Senior Notes, less unamortized financing costs of $950 and $1,191, respectively	122,595	122,430
Accounts payable and accrued expenses	27,510	34,067
Accrued compensation	1,205	3,097
Tenant security deposits	6,156	6,237
Lease liability	612	707
Acquired unfavorable real estate leases, less accumulated amortization of $92 and $89, respectively	41	45
Total liabilities	282,980	291,074

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,566,715 and 103,566,715 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,335,361	1,335,361
Accumulated distributions in excess of accumulated earnings	(701,985)	(679,514)
Total stockholders’ equity	633,386	655,857
Total liabilities and stockholders’ equity	$916,366	$946,931

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(21,435)	$(7,552)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	11,509	12,305
Amortization of above and below market leases	—	(6)
Amortization of other comprehensive income into interest expense	—	(355)
Loss on extinguishment of debt	2	137
Loss on sale of properties and impairment of assets held for sale, net	13,284	5
Changes in operating assets and liabilities:
Tenant rent receivables	(179)	(9)
Straight-line rents	70	206
Lease acquisition costs	(74)	(122)
Prepaid expenses and other assets	(225)	(400)
Accounts payable and accrued expenses	(5,914)	(6,677)
Accrued compensation	(1,892)	(2,448)
Tenant security deposits	(81)	64
Payment of deferred leasing commissions	(546)	(2,236)
Net cash used for operating activities	(5,481)	(7,088)
Cash flows from investing activities:
Property improvements, fixtures and equipment	(4,454)	(8,759)
Proceeds received from sales of properties	—	34,329
Net cash provided by (used in) investing activities	(4,454)	25,570
Cash flows from financing activities:
Distributions to stockholders	(1,036)	(1,034)
Repayments of Bank note payable	—	(22,667)
Repayments of Term loans payable	(77)	(28,963)
Repayments of Series A&B Senior Notes	(76)	(50,370)
Deferred financing costs	—	(5,549)
Net cash used for financing activities	(1,189)	(108,583)
Net decrease in cash, cash equivalents and restricted cash	(11,124)	(90,101)
Cash, cash equivalents and restricted cash, beginning of year	42,683	127,880
Cash, cash equivalents and restricted cash, end of period	$31,559	$37,779

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2025	246,305	4.9%
2026	582,524	11.6%
2027	322,539	6.4%
2028	257,393	5.1%
2029	481,560	9.6%
Thereafter (2)	3,129,895	62.4%
	5,020,216	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,687,212 square feet of vacancies at our owned and consolidated properties as of March 31, 2025.

(dollars & square feet in 000's)	As of March 31, 2025
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$438,900	54.2%	2,140	42.6%
Texas	7	258,768	31.9%	1,909	38.0%
Minnesota	3	112,659	13.9%	757	15.1%
Indiana	1	-	0.0%	214	4.3%
Total	15	$810,327	100.0%	5,020	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

(in thousands)	For the Three Months Ended
31-Mar-25
Tenant improvements	$2,374
Deferred leasing costs	545
Non-investment capex	1,258
$4,177

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-24	30-Jun-24	30-Sep-24	31-Dec-24	31-Dec-24
Tenant improvements	$2,619	$2,558	$4,444	$4,173	$13,794
Deferred leasing costs	2,237	511	421	2,974	6,143
Non-investment capex	1,019	1,480	1,658	2,568	6,725
	$5,875	$4,549	$6,523	$9,715	$26,662

Square foot & leased percentages	March 31,	December 31,
	2025	2024
Owned Properties:
Number of properties	14	14
Square feet	4,806,456	4,806,253
Leased percentage	69.2%	70.3%

Consolidated Property - Single Asset REIT (SAR):
Number of properties	1	1
Square feet	213,760	213,760
Leased percentage	4.1%	4.1%

Total Owned and Consolidated Properties:
Number of properties	15	15
Square feet	5,020,216	5,020,013
Leased percentage	66.4%	67.5%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Fourth		First
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Dec-24	Leased (2)	31-Mar-25	Leased (2)

1	PARK TEN	Houston, TX	157,609	83.5%	83.5%	83.5%	83.5%
2	PARK TEN PHASE II	Houston, TX	156,746	75.5%	69.7%	75.5%	75.5%
3	GREENWOOD PLAZA	Englewood, CO	196,236	65.0%	65.0%	65.0%	65.0%
4	ADDISON	Addison, TX	289,333	79.9%	79.9%	69.2%	69.2%
5	LIBERTY PLAZA	Addison, TX	217,841	78.4%	76.2%	78.4%	78.4%
6	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
7	121 SOUTH EIGHTH ST	Minneapolis, MN	297,744	78.5%	76.4%	78.5%	78.3%
8	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
9	LEGACY TENNYSON CTR	Plano, TX	209,562	51.0%	51.0%	51.0%	51.0%
10	WESTCHASE I & II	Houston, TX	629,025	65.5%	65.5%	65.1%	65.1%
11	1999 BROADWAY	Denver, CO	682,639	50.2%	50.4%	51.2%	50.3%
12	1001 17TH STREET	Denver, CO	649,400	75.4%	75.4%	75.4%	75.4%
13	PLAZA SEVEN	Minneapolis, MN	330,096	52.8%	52.2%	52.8%	52.8%
14	600 17TH STREET	Denver, CO	612,135	77.1%	76.8%	72.5%	73.6%
	OWNED PORTFOLIO		4,806,456	70.3%	69.8%	69.2%	69.2%

15	MONUMENT CIRCLE (3)	Indianapolis, IN	213,760	4.1%	4.1%	4.1%	4.1%
	OWNED & CONSOLIDATED PORTFOLIO		5,020,216	67.5%	67.0%	66.4%	66.4%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	Consolidated property as of January 1, 2023, which was previously a managed property.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned and Consolidated Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned and consolidated portfolio based on total square feet:

As of March 31, 2025

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	4.9%
2	EOG Resources, Inc.	169,167	3.4%
3	US Government	168,573	3.4%
4	Kaiser Foundation Health Plan, Inc.	120,979	2.4%
5	Deluxe Corporation	98,922	2.0%
6	Ping Identity Corp.	89,856	1.8%
7	Olin Corporation	81,480	1.6%
8	Permian Resources Operating, LLC	67,856	1.3%
9	Hall and Evans LLC	65,878	1.3%
10	Cyxtera Management, Inc.	61,826	1.2%
11	Precision Drilling (US) Corporation	59,569	1.2%
12	PwC US Group	54,334	1.1%
13	Coresite, LLC	49,518	1.0%
14	Schwegman, Lundberg & Woessner, P.A.	46,269	0.9%
15	Invenergy, LLC.	42,505	0.9%
16	Ark-La-Tex Financial Services, LLC.	41,011	0.8%
17	Chevron U.S.A., Inc.	35,088	0.7%
18	QB Energy Operating, LLC	34,063	0.7%
19	CarOffer, LLC.	30,913	0.6%
20	WDT Acquisition Corporation	30,913	0.6%
	Total	1,597,119	31.8%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net loss to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net loss to FFO and AFFO:	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2025	2024

Net loss	$(21,435)	$(7,552)
Loss on sale of properties and impairment of asset held for sale, net	13,284	5
Depreciation & amortization	10,824	11,619
NAREIT FFO	2,673	4,072
Lease Acquisition costs	54	121
Funds From Operations (FFO)	$2,727	$4,193

Funds From Operations (FFO)	$2,727	$4,193
Loss on extinguishment of debt	2	137
Amortization of deferred financing costs	685	680
Straight-line rent	70	206
Tenant improvements	(2,374)	(2,619)
Leasing commissions	(545)	(2,237)
Non-investment capex	(1,258)	(1,019)
Adjusted Funds From Operations (AFFO)	$(693)	$(659)

Per Share Data
EPS	$(0.21)	$(0.07)
FFO	$0.03	$0.04
AFFO	$(0.01)	$(0.01)

Weighted average shares (basic and diluted)	103,567	103,430

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for all periods presented.  We exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Mar-25	31-Dec-24	(Dec)	Change
Region
MidWest	971	1,139	992	147	14.8%
South	1,909	4,331	4,549	(218)	(4.8)%
West	2,140	5,849	5,670	179	3.2%
Property NOI* from Owned Properties	5,020	11,319	11,211	108	1.0%
Disposition and Acquisition Properties (a)	-	24	(88)	112	1.0%
NOI*	5,020	$11,343	$11,123	$220	2.0%

Sequential Same Store		$11,319	$11,211	$108	1.0%

Less Nonrecurring
Items in NOI* (b)		55	185	(130)	1.2%

Comparative
Sequential Same Store		$11,264	$11,026	$238	2.2%

Reconciliation to	Three Months Ended	Three Months Ended
Net loss	31-Mar-25	31-Dec-24
Net loss	$(21,435)	$(8,526)
Add (deduct):
Loss on extinguishment of debt	2	428
Loss on sale of properties and impairment of assets held for sale, net	13,284	367
Management fee income	(380)	(386)
Depreciation and amortization	10,824	10,757
Amortization of above/below market leases	—	(1)
General and administrative	3,484	2,815
Interest expense	5,691	5,912
Interest income	(259)	(395)
Non-property specific items, net	132	152

NOI*	$11,343	$11,123

(a)	We define Disposition and Acquisition Properties as properties that were sold acquired or consolidated and do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.